                                                             Exhibit 99.1

                                                                                                                                  For
                                                             For Information
                                                             ---------------
                                                             Mark A. Hellerstein
                                                             Robert T. Hanley

FOR IMMEDIATE RELEASE

                       ST. MARY PROVIDES OPERATIONS UPDATE
                       -----------------------------------

DENVER, April 19, 2002 - St. Mary Land &  Exploration Company (Nasdaq: MARY)
today provided an update of its operations for the first quarter, 2002.

During the first quarter 2002 St. Mary drilled 27 wells of which 21 were completed as producers. Significant wells drilled were the Legrand 1-32 (St.
Mary 46%) in the Mid-Continent region completed at a rate of 8,600 MCFED and the
Easley 1A (St. Mary 77%) at a rate of 8,400 MCFED. In the ArkLaTex region the
Thiessen 1-34 (St. Mary 13%) produced at a rate of 2,400 MCFED and the Arnold #3
(St. Mary 25%) in the Trinidad field produced at a rate of 1,900 MCFED. The
Kelly Snyder SE 1 (St. Mary 45%) in the Permian Basin had an initial production rate of 110 BOPD. Production for the Miami Corp T-1 (St. Mary 25%) at High
Island in the Gulf Coast/Gulf of Mexico region increased to 10,000 MCFED during the quarter.

St. Mary's wholly owned subsidiary, Nance Petroleum Corporation successfully obtained permits to begin producing its two coalbed methane pilot programs (St.
Mary 80%) in the Hanging Woman Basin. A total of 17 wells are being equipped for production and dewatering will begin in May. In April Nance was also successful in obtaining an additional 10,000 acres of leases, bringing its total leased acreage in the Hanging Woman Basin to 125,000 of which 46,000 acres continue to be subject to an environmental public interest group lawsuit.

In addition to the hedges outlined in its 2001 Form 10-K, St. Mary entered into the following natural gas swap contracts indexed to the Colorado Interstate Gas
- Rocky Mountain Index:

                                            Equivalent
                              Average       NYMEX
                           Volume/Month     Price        Duration
                           ------------     -----        --------
                           116,250 MMbtu    $3.82        5/02-12/02
                           100,300 MMbtu    $3.82        1/03-12/03

The terms of St. Mary's long-term credit agreement provide for a periodic redetermination of its borrowing base. The borrowing base was recently set at
$160 million. St. Mary currently has a cash balance of $37 million and no outstanding balance under the credit facility.

The Company updated its forecast for the first quarter and full year of 2002 as follows:

                                                     1st Quarter                Year
                                                   ----------------        ----------------
         Oil & Gas Production                  13.5 - 14.0 BCFE         57 - 59 BCFE
         Lease operating expenses,
            including production taxes and
            transportation                         $.95- $1.05/MCFE        $.95 -$1.05/MCFE
         General and administrative exp.           $.22 - $.25/MCFE        $.20 - $.24/MCFE
         Depreciation, depletion & amort.      $.95 - $1.05/MCFE       $.95 - $1.05/MCFE
         Exploration expense                       $7.0 - $7.5 MM          $18.0 - $22.0 MM
         Current income tax rate for the year is expected to be 5%-10% of total taxes

St. Mary is scheduled to release first quarter 2002 earnings after the close of
NASDAQ on May 8, 2002. The teleconference call to discuss first quarter results is scheduled May 9, 2002 at 8:00 am (MDT). The call participation number is
888-424-5231. In addition the call will be broadcast live online at
www.stmaryland.com. The phone number for a replay of the call will be announced prior to May 9.

This release contains forward looking statements within the meaning of securities laws. The words "will," "believe," "anticipate," "intend,"
"estimate," and "expect" and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause St. Mary's actual results to differ materially from results expressed or implied by the forward looking statements. These risks include such factors as the volatility and level of oil and natural gas prices, production rates and reserve replacement, reserve estimates, drilling and operating service availability and risks, uncertainties in cash flow, the financial strength of hedge contract counterparties, the availability of attractive exploration and development and property acquisition opportunities and any necessary financing, expected acquisition benefits, competition, litigation, environmental matters, the potential impact of government regulations, and other matters discussed under the "Risk Factors" section of St. Mary's 2001 Annual Report on Form 10-K filed with the SEC. Although St. Mary may from time to time voluntarily update its forward looking statements, it disclaims any commitment to do so except as required by securities laws.

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